UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 11, 2008

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code   (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 10, 2008, Kellwood Company, a Delaware corporation (“Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Cardinal Integrated, LLC, a Delaware limited liability company (“Cardinal”) and Cardinal Group Integrated, Inc., a Delaware corporation and a wholly owned subsidiary of Cardinal (“Merger Sub”).

On January 15, 2008, Cardinal commenced an unsolicited tender offer (“Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share, together with the associated preferred stock purchase rights pursuant to the Rights Agreement defined below (the “Shares”), at a purchase price of $21.00 per share in cash, less any required withholding taxes (“Offer Price”). The Offer is subject to certain closing conditions, including (i) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other regulatory requirements under foreign laws, (ii) the tender of a majority Shares, including Sun’s existing holdings (the “Majority Condition”) and (iii) Kellwood rescinding its note tender offer and giving requisite approvals under Delaware law, its charter, and its Rights Agreement (defined below) (the “Kellwood Approval Conditions”).

Upon successful completion of the Offer, Merger Sub will be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease, and the Company will survive the Merger as a wholly owned subsidiary of Cardinal. The Merger is subject to certain conditions including (i) the absence of certain legal impediments, (ii) stockholder approval, if such approval is required, (iii) the satisfaction of the Majority Condition, and (iv) the satisfaction of the Kellwood Approval Conditions.

The parties have agreed that if, following completion of the Offer, Cardinal and Merger Sub own at least 90% of the Company’s outstanding Shares, pursuant to the Offer or otherwise, the Merger will be completed without a meeting of the Company’s stockholders pursuant to Delaware’s “short-form” merger statute (the “Short Form Merger”).

The Company granted to Cardinal and Merger Sub the option (the “Top-Up Option”) to purchase from the Company the number of newly-issued Shares equal to the lowest number of Shares, that when added to the number of Shares owned by Cardinal and Merger Sub and their respective affiliates at the time of exercise, shall constitute one Share more than the number of Shares necessary for the Short Form Merger; however, the Top-Up Option shall not be exercisable and shall terminate if the number Shares to be issued in the Top-Up Option would exceed the number of authorized but unissued Shares, or after issuance of the Shares under the Top-Up Option, the number of owned by Cardinal would be insufficient to effectuate the Short Form Merger. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Short Form Merger at a time when the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Cardinal’s and Merger Sub’s ownership of a majority of shares of the outstanding common stock following completion of the Offer.

The Merger Agreement also contains certain termination rights for both the Company and Cardinal and provides that, including the ability of the Company to terminate the Merger Agreement prior to the effective time of the merger if the Company determines that it desires to pursue a competing proposal that satisfies certain conditions designated in the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Merger Sub.

Rights Agreement

In connection with the Merger Agreement and the Offer, the Company and American Stock Transfer and Trust Company, a New York trust company (the “Rights Agent”), will enter into an Amendment (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of April 19, 2007, by and between the Company and the Rights Agent (the “Rights Agreement”) to make the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Offer and the Merger Agreement. A copy of the Amendment is furnished herewith as Exhibit 4.1.

Item 3.02	Unregistered Sale of Equity Securities.

The information included in Item 1.01 regarding the Top Up Option is incorporated into this Item 3.02 by reference. The Top Up Option was issued without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, upon the receipt by the Depository (as defined in the Offer Documents) of funds sufficient to pay for Shares tendered in the Offer, Cardinal shall be entitled to designate a majority of the directors on the Company’s Board of Directors. If there are directors continuing from prior to the Cardinal’s designations (“Continuing Directors”), a majority of those Continuing Directors are needed to terminate or amend the Merger Agreement or take any other action in connection with the Merger Agreement. The Company shall use reasonable best efforts to obtain and deliver to the Cardinal the resignation of each director of the Company (other than those designees of Cardinal elected to the Company’s Board of Directors).

Item 7.01	Regulation FD Disclosure.

In connection with the Merger Agreement described in Item 1.01 above, the Company announced the termination of its cash tender offer for up to $60,000,000 aggregate principal amount of its 7.875% Senior Notes due 2009 identified in the Offer to Purchase, dated January 9, 2008. A copy of the Company’s press release, issued on February 11, 2008, announcing the termination of the debt tender offer and the execution of the Merger Agreement is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On February 11, 2008, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Important Additional Information Have Been Filed with the Securities and Exchange Commission (“SEC”)

Kellwood’s stockholders should read Kellwood’s Solicitation/Recommendation Statement on Schedule 14D-9, as such Statement was amended and filed with the Securities and Exchange Commission on February 11, 2008. Kellwood’s Solicitation/Recommendation Statement sets forth the reasons for the position of the Kellwood Board of Directors and related information. The Solicitation/Recommendation Statement and other public filings made from time to time by Kellwood with the SEC are available without charge from the SEC’s website at www.sec.gov or from Kellwood’s website at www.kellwood.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 10, 2008, by and among Kellwood Company, Cardinal Integrated, LLC, and Cardinal Group Integrated, Inc.
4.1	Amendment dated February 11, 2008 to the Amended and Restated Rights Agreement by and among Kellwood Company and American Stock Transfer and Trust Company , dated April 17, 2007
99.1	Press Release of Kellwood Company dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY
(Registrant)

DATE February 12, 2008	BY:	/s/ Thomas H. Pollihan
Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel